EXHIBIT 10.18.1
AMENDMENT NO. 1 TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT
This AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is entered into as of December 29, 2015, by and among TITAN MACHINERY, INC., a Delaware corporation ("Borrower"), the Lenders party hereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for each member of the Lender Group and the Bank Product Providers (in such capacity, together with its successors and assigns in such capacity, the "Agent").
WHEREAS, Borrower, the Lenders and Agent are parties to that certain Second Amended and Restated Credit Agreement dated as of October 28, 2015 (as amended, restated, modified or supplemented from time to time, the "Credit Agreement");
WHEREAS, Borrower has requested that Agent and the Lenders amend the Credit Agreement as set forth herein, and Agent and the Lenders have agreed to the foregoing, on the terms and conditions set forth herein;
NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:
1.Defined Terms. Unless otherwise defined herein, capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement.
2.    Amendments to Credit Agreement. In reliance upon the representations and warranties of each Loan Party set forth in Section 6 below and subject to the satisfaction of the conditions to effectiveness set forth in Section 5 below, the Credit Agreement is amended as follows:
(a)    Section 2.3(b)(i) of the Credit Agreement is hereby amended to amend and restate the last sentence thereof in its entirety as follows:
The Revolver Swing Loans shall be secured by Agent's Liens, constitute Revolving Loans and Obligations, and bear interest at the rate applicable from time to time to Revolving Loans that are Floating LIBOR Rate Loans (or, if the applicability of Section 2.12(b)(iv) has been terminated, Base Rate Loans).
(b)    Section 2.3(b)(ii) of the Credit Agreement is hereby amended to amend and restate the last sentence thereof in its entirety as follows:
The Floorplan Swing Loans shall be secured by Agent's Liens, constitute Floorplan Loans and Obligations, and bear interest at the rate applicable from time to time to

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Floorplan Loans that are Floating LIBOR Rate Loans (or, if the applicability of Section 2.12(b)(iv) has been terminated, Base Rate Loans).
(c)    Section 2.6(d) of the Credit Agreement is hereby amended to amend and restate the first sentence thereof in its entirety as follows:
Except to the extent provided to the contrary in Section 2.10, Section 2.11(k), Section 2.12(a) or Section 2.12(b)(iv), (i) all interest, all Letter of Credit Fees and all other fees payable hereunder or under any of the other Loan Documents shall be due and payable, in arrears, on the first day of each month and (ii) all costs and expenses payable hereunder or under any of the other Loan Documents, and all Lender Group Expenses shall be due and payable on the earlier of (x) the first day of the month following the date on which the applicable costs, expenses, or Lender Group Expenses were first incurred or (y) the date on which demand therefor is made by Agent (it being acknowledged and agreed that any charging of such costs, expenses or Lender Group Expenses to the Loan Account pursuant to the provisions of the following sentence shall be deemed to constitute a demand for payment thereof for the purposes of this subclause (y)).
(d)    Section 2.6(d) of the Credit Agreement is hereby further amended to amend and restate clause (B) of the second sentence thereof in its entirety as follows:
(B) at the times indicated in Section 2.12(a) or Section 2.12(b)(iv), as applicable, all interest accrued during the applicable period on the LIBOR Rate Loans,
(e)    Section 2.12(b) of the Credit Agreement is hereby amended to insert a new subclause (iv) at the end thereof as follows:
(iv)    Notwithstanding anything contained herein to the contrary, commencing with January 1, 2016, (1) so long as Borrower has not received a notice from Agent (which notice Agent may elect to give or not give in its discretion unless Agent is directed to give such notice by the Required Lenders, in which case, it shall give the notice to Borrower), after the occurrence and during the continuance of an Event of Default, to terminate the applicability of this Section 2.12(b)(iv), Borrower shall be deemed to have elected that all Loans (including Swing Loans, but excluding (A) Extraordinary Advances and (B) Loans that Borrower has affirmatively elected to be Base Rate Loans or LIBOR Rate Loans in accordance with the provisions of this Agreement) outstanding during each month shall automatically constitute Loans bearing interest at the LIBOR Rate with an Interest Period of 1 month commencing on the first day of such month (all such Loans accruing interest as set forth in this Section 2.12(b)(iv), "Floating LIBOR Rate Loans") and (2) interest in respect of Floating LIBOR Rate Loans shall be due and payable, in arrears, on the first day of each month. For the sake of clarity, Floating LIBOR Rate Loans shall constitute LIBOR Rate Loans for all purposes of this agreement (including, without limitation, Section 2.6), provided that (x) Borrower shall not be required to request Floating LIBOR Rate Loans 3 Business Days prior to the Funding Date thereof, (y) Borrower shall not be required to exercise the LIBOR Option with respect to Floating LIBOR Rate Loans, and (z) the requirements in respect of LIBOR Rate Loans set forth in Section 2.12(b)(iii) shall not apply to Floating LIBOR Rate Loans.
(f)    Schedule 3.6 (Conditions Subsequent) is hereby amended to amend and restate the first paragraph thereof in its entirety as follows:
1.    Borrower shall use commercially reasonable efforts to deliver to Agent, on or prior to January 15, 2016, a UCC acknowledgement letter or evidence of the filing of a UCC-3 termination statement, in each case, in form and substance reasonably satisfactory to Agent, from each party listed in the table below with respect to the corresponding UCC financing statements filed by such party, as listed in the table below:

Secured Party	Financing Statement Filing Number	Financing Statement Filing Date
Krone NA, Inc.	20081120532	03/31/08
Pettibone/Traverse Lift, L.L.C.	20083745229	10/31/08
MacDon Industries Ltd.	20091239398	04/20/09
Woods Equipment Company	20084038657	12/05/08
Brandt Agricultural Products Ltd.	20091283305	04/22/09
Terex USA, LLC	20103039736	08/31/10
Red Iron Acceptance, LLC	20101591647	05/06/10

In the event that no such UCC acknowledgment letter or UCC-3 termination statement is delivered, Borrower acknowledges that Agent may, in its Permitted Discretion, establish a Reserve with respect to the Permitted Shortline Debt related to the UCC financing statements listed in such table.
3.    Continuing Effect. Except as expressly set forth in Section 2 of this Amendment, nothing in this Amendment shall constitute a modification or alteration of the terms, conditions or covenants of the Credit Agreement or any other Loan Document, or a waiver of any other terms or provisions thereof, and the Credit Agreement and the other Loan Documents shall remain unchanged and shall continue in full force and effect, in each case as amended hereby.
4.    Reaffirmation and Confirmation. Each Loan Party hereby ratifies, affirms, acknowledges and agrees that the Credit Agreement and the other Loan Documents, in each case as amended, supplemented or otherwise modified by this Amendment, to which it is a party represent the valid, enforceable and collectible obligations of such Loan Party, and further acknowledges that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to the Credit Agreement or any other Loan Document. Each Loan Party hereby agrees that this Amendment in no way acts as a release or relinquishment of the Liens and rights securing payments of the Obligations. The Liens and rights securing payment of the Obligations are hereby ratified and confirmed in all respects by each Loan Party.

5.    Conditions to Effectiveness. This Amendment shall become effective upon the satisfaction of the following conditions precedent:
(a)    Agent shall have received a copy of this Amendment executed and delivered by Agent, the Lenders and Borrower; and
(b)    No Default or Event of Default shall have occurred and be continuing.
6.    Representations and Warranties. In order to induce Agent and the Lenders to enter into this Amendment, Borrower hereby represents and warrants to Agent and the Lenders that:
(a)    All representations and warranties contained in the Loan Documents to which any Loan Party is a party are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of this Amendment (except to the extent that such representations and warranties expressly relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of such earlier date);
(b)    No Default or Event of Default has occurred and is continuing; and
(c)    This Amendment and the Loan Documents, as modified hereby, constitute legal, valid and binding obligations of such Loan Party and are enforceable against each Loan Party in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally.
7.    Release. In consideration of the agreements of Agent and the Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Loan Party hereby releases and forever discharges Agent and the Lenders and their respective directors, officers, employees, agents, attorneys, affiliates, subsidiaries, successors and permitted assigns from any and all liabilities, obligations, actions, contracts, claims, causes of action, damages, demands, costs and expenses whatsoever (collectively "Claims"), of every kind and nature, however evidenced or created, whether known or unknown, arising prior to or on the date of this Amendment including, but not limited to, any Claims involving the extension of credit under or administration of this Amendment, the Credit Agreement or the Loan Documents, as each may be amended, or the obligations, liabilities and/or indebtedness incurred by Borrower or any other transactions evidenced by this Amendment, the Credit Agreement or the Loan Documents.

8.    Miscellaneous.
(a)    Expenses. Each Loan Party acknowledges and agrees that Section 15.7 of the Credit Agreement applies to this Amendment and the transactions, agreements and documents contemplated hereunder.
(b)    Choice of Law and Venue; Jury Trial Waiver; Reference Provision. Without limiting the applicability of any other provision of the Credit Agreement or any other Loan Document, the terms and provisions set forth in Section 12 of the Credit Agreement are expressly incorporated herein by reference.
(c)    Counterparts; Electronic Execution. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment. Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.
(signature page follows)

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed by their respective officers thereunto duly authorized and delivered as of the date first above written.

BORROWER: TITAN MACHINERY, INC. By: /s/ Ted Christianson Name: Ted Christianson Title: Treasurer

Signature Page to Amendment No. 1 to Second Amended and Restated Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent and as a Lender By: /s/ Laura Wheeland Name: Laura Wheeland Title: Vice President

Signature Page to Amendment No. 1 to Second Amended and Restated Credit Agreement

BANK OF AMERICA, N.A., as a Lender By: /s/ Carlos Gil Name: Carlos Gil Title: Senior Vice President

Signature Page to Amendment No. 1 to Second Amended and Restated Credit Agreement

PNC BANK, NATIONAL ASSOCIATION, as a Lender By: /s/ Dennis Cloud Name: Dennis Cloud Title: Vice President

Signature Page to Amendment No. 1 to Second Amended and Restated Credit Agreement

REGIONS BANK, as a Lender By: /s/ Stephen J. McGreevy Name: Stephen J. McGreevy Title: Managing Director

Signature Page to Amendment No. 1 to Second Amended and Restated Credit Agreement

COMPASS BANK, as a Lender By: /s/ Jason Nichols Name: Jason Nichols Title: Senior Vice President

Signature Page to Amendment No. 1 to Second Amended and Restated Credit Agreement

SIEMENS FINANCIAL SERVICES, INC., as a Lender By:/s/ Mark B. Schafer Name: Mark B. Schafer Title: Vice President By:/s/ John Finore Name: John Finore Title: Vice President

Signature Page to Amendment No. 1 to Second Amended and Restated Credit Agreement

WOODFOREST NATIONAL BANK, as a Lender By: /s/ Charles D. Stephenson Name: Charles D. Stephenson Title: SVP

Signature Page to Amendment No. 1 to Second Amended and Restated Credit Agreement

AGCOUNTRY FARM CREDIT SERVICES, FLCA, as a Lender By: /s/ Nicole Schwartz Name: Nicole Schwartz Title: Vice President

Signature Page to Amendment No. 1 to Second Amended and Restated Credit Agreement